UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

VICON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New York	1-7939	11-2160665
(State of Incorporation or	(Commission File Number)	(IRS Employer
Organization)		Identification No.)

89 Arkay Drive, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 952-2288
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement

On April 29, 2013, Vicon Industries, Inc. (the “Company”) entered into a Contract of Sale Agreement (the “Agreement”) with 1290 Motor Parkway LLC (the “Seller”) and closed on the purchase of a principal administrative and operating facility located at 131 Heartland Boulevard, Edgewood (Brentwood), New York, for a cash purchase price of $3,300,000.
The foregoing description of the Agreement is qualified in its entirety by reference to the Contract of Sale Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
The Registrant announced the execution of the Agreement, among other things, in a press release dated May 2, 2013, a copy of which is attached hereto as Exhibit 99.1.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 herein is incorporated into this Item 2.01 by reference.

Item 2.02 Results of Operations and Financial Condition

On May 2, 2013, the Registrant issued a press release announcing its financial results for its quarter ended March 31, 2013, among other things. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Description
10.1	Contract of Sale between 1290 Motor Parkway LLC, as Seller, and Vicon Industries, Inc., as Buyer, with respect to 131 Heartland Blvd., Edgewood (Brentwood), New York, as of April 29, 2013
99.1	Registrant's Press Release dated May 2, 2013

The information in this Current Report on Form 8-K under Items 2.02 and 9.01, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2013

VICON INDUSTRIES, INC.

By: /s/ John M. Badke
John M. Badke
Senior Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Contract of Sale between 1290 Motor Parkway LLC, as Seller, and Vicon Industries, Inc., as Buyer, with respect to 131 Heartland Blvd., Edgewood (Brentwood), New York, as of April 29, 2013
99.1	Registrant's Press Release dated May 2, 2013